                                                                    Exhibit 10.1




                           MASTER SEPARATION AGREEMENT

                           DATED AS OF MARCH 28, 2000

                                  BY AND AMONG

                                CABOT CORPORATION

                  AND CERTAIN SUBSIDIARIES OF CABOT CORPORATION

                                       AND

                       CABOT MICROELECTRONICS CORPORATION

                                TABLE OF CONTENTS

                                    ARTICLE 1

                                   DEFINITIONS

   SECTION 1.01.    DEFINED TERMS..................................................    2

                                    ARTICLE 2

                    TRANSFER AND CONTRIBUTION OF MMD ASSETS;
                        ASSUMPTION OF CERTAIN LIABILITIES
   SECTION 2.01.    TRANSFER OF ASSETS.............................................    8
   SECTION 2.02.    ASSUMPTION OF LIABILITIES......................................   11
   SECTION 2.03.    METHODS OF TRANSFER AND ASSUMPTION.............................   12
   SECTION 2.04.    NONASSIGNABLE ASSETS AND ASSUMED LIABILITIES...................   13
   SECTION 2.05.    COSTS OF  TRANSFER.............................................   15

                                    ARTICLE 3

                              ANCILLARY AGREEMENTS

                                    ARTICLE 4

                                    COVENANTS
   SECTION 4.01.    IPO AND DISTRIBUTION AGREEMENT.................................   16
   SECTION 4.02.    REGISTRATION RIGHTS AGREEMENT..................................   16
   SECTION 4.03.    JOINT AND SEVERAL LIABILITY....................................   16

                                    ARTICLE 5

                                 INDEMNIFICATION

   SECTION 5.01.    INDEMNIFICATION BY PARTIES.....................................   17
   SECTION 5.02.    INDEMNIFICATION PROCEDURES.....................................   17
   SECTION 5.03.    CERTAIN LIMITATIONS............................................   19
   SECTION 5.04.    EXISTING LITIGATION TO BE TRANSFERRED TO CMC; COOPERATION......   20

                                    ARTICLE 6

                              ACCESS TO INFORMATION

   SECTION 6.01.    ACCESS TO INFORMATION..........................................   20
   SECTION 6.02.    RECORD RETENTION...............................................   22
   SECTION 6.03.    PRODUCTION OF WITNESSES........................................   22
   SECTION 6.04.    REIMBURSEMENT..................................................   23


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
                                    ARTICLE 7

                                  MISCELLANEOUS
   SECTION 7.01.    ENTIRE AGREEMENT...............................................   23
   SECTION 7.02.    GOVERNING LAW..................................................   23
   SECTION 7.03.    PERFORMANCE....................................................   23
   SECTION 7.04.    NOTICES........................................................   24
   SECTION 7.05.    THIRD PARTY BENEFICIARIES......................................   25
   SECTION 7.06.    COUNTERPARTS...................................................   25
   SECTION 7.07.    BINDING EFFECT; ASSIGNMENT.....................................   25
   SECTION 7.08.    DISPUTE RESOLUTION.............................................   25
   SECTION 7.09.    SEVERABILITY...................................................   26
   SECTION 7.10.    WAIVER.........................................................   26
   SECTION 7.11.    AMENDMENT......................................................   27
   SECTION 7.12.    AUTHORITY......................................................   27
   SECTION 7.13.    INTERPRETATION.................................................   27

Schedule A                 Ancillary Agreements
Schedule 2.01(a)(i)(A)     Contracts and Agreements
Schedule 2.01(a)(i)(B)     Leasehold Interests in Real Property
Schedule 2.01(a)(i)(C)     Real Property
Schedule 2.01(a)(i)(D)     Management Information Systems and Software
Schedule 2.01(a)(i)(E)     Licenses, Permits and Franchises
Schedule 2.01(a)(i)(F)     Intellectual Property
Schedule 2.01(e)(ii)       Excluded Management Information Systems and Software
Schedule 2.01(e)(iii)(A)   Excluded Trademarks and Service Marks
Schedule 2.01(e)(iii)(B)   Excluded Patents
Schedule 2.01(e)(iii)(C)   Other Excluded Intellectual Property
Schedule 2.01(e)(v)        Other Excluded Assets
Schedule 5.04              Legal Claims

                           MASTER SEPARATION AGREEMENT

         This Master Separation Agreement (this "Agreement") is entered into on March 28, 2000 among Cabot Corporation, a Delaware corporation ("Cabot"), Cabot Carbon Ltd., a United Kingdom corporation ("Cabot Carbon"), Cabot Specialty Chemicals, Inc., a Delaware corporation ("Cabot Specialty"), and together with Cabot Carbon, the "Relevant Cabot Subsidiaries"), and Cabot Microelectronics Corporation, a Delaware corporation ("CMC"). Unless expressly provided otherwise, all references to Cabot shall include all of the Relevant Cabot Subsidiaries. Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in Article 1 hereof.

                                    RECITALS

         WHEREAS, the Board of Directors of Cabot has determined that it would be in the best interests of Cabot and its stockholders to completely separate the MMD Business (as defined below) from Cabot;

         WHEREAS, Cabot has caused CMC to be incorporated in order to effect such separation, Cabot currently owns all of the issued and outstanding common stock of CMC, and CMC currently conducts no business operations and has no significant assets or liabilities;

         WHEREAS, the Boards of Directors of Cabot and CMC have each determined that it would be appropriate and desirable for Cabot to contribute and transfer to CMC, and for CMC to receive and assume, directly or indirectly, substantially all of the assets and liabilities currently associated with the MMD Business, including certain of the assets and liabilities currently held by the Relevant Cabot Subsidiaries;

         WHEREAS, Cabot and CMC intend that the contribution and assumption of assets and liabilities will qualify either as a tax-free reorganization under
Section 368 (a) (1) (D) of the Code or will be a tax-free transfer of assets under Section 351 of the Code;

         WHEREAS, Cabot and CMC currently contemplate that, following the contribution and assumption of assets and liabilities, CMC will make an initial public offering of an amount of CMC's common stock that will reduce Cabot's ownership of CMC, but not below 80%;

         WHEREAS, Cabot currently contemplates that, following such initial public offering, Cabot will distribute to the holders of its stock by means of a pro rata distribution all of the shares of CMC common stock owned by Cabot (the "Distribution");

         WHEREAS, Cabot and CMC intend that the Distribution will be tax-free to Cabot and its stockholders under the Code; and

         WHEREAS, the parties intend in this Agreement, including the Annexes and Schedules hereto, to set forth the arrangements between them regarding the separation of the MMD Business from Cabot.

         NOW, THEREFORE, in consideration of the foregoing and the covenants and agreements set forth below, the parties hereto agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS

         SECTION 1.01. Defined Terms.

         The following terms, as used herein, shall have the following meanings:

         "AFFILIATE" of any specified Person means any other Person directly or indirectly Controlling, Controlled by, or under common Control with, such specified Person; provided, however, that for purposes of this Agreement, (i) Cabot and its subsidiaries (other than CMC and its subsidiaries) shall not be considered Affiliates of CMC and (ii) CMC and its subsidiaries shall not be considered Affiliates of Cabot.

         "ANCILLARY AGREEMENTS" means each of the agreements which are listed on Schedule A hereto, including any exhibits, schedules, attachments, tables or other appendices thereto, and each agreement and other instrument contemplated therein.

         "ANSUNG, KOREA ASSETS" means the MMD Assets located in Ansung, Korea.

         "ASSETS" means and includes all property and rights of every kind, nature, character and description, tangible and intangible, real, personal or mixed, wherever located, including, without limitation, the following:

         (A) contracts and agreements (whether or not entered into in the ordinary course of business), including without limitation purchase orders issued or received;

         (B)      real property and the leasehold interests in real property;

         (C)      licenses, permits or franchises;

         (D)      Intellectual Property;

         (E)      Receivables;

         (F) Equipment and all existing warranties and guarantees, if any, express or implied, with respect to the Equipment for the benefit of the owner thereof;

         (G)      Inventory;

         (H) books and records, customer lists, vendor lists, catalogs, research material, technical information, technology, specifications, designs, drawings, processes, and quality control data;

         (I) sales promotion and selling literature and promotional and advertising materials;

         (J) security (including cash) deposited with third parties and security bonds;

         (K)      goodwill and going concern value;

         (L)      prepaid expenses;

         (M)      claims against other parties; and

         (N)      tax returns.

         "ASSUMED LIABILITIES" has the meaning set forth in Section 2.02(a) of this Agreement.

         "BARRY, WALES ASSETS" means the MMD Assets located in Barry, Wales.

         "BUSINESS DAY" means a day other than a Saturday, a Sunday or a day on which banking institutions located in the States of Illinois and Massachusetts are authorized or obligated by law or executive order to close.

         "CABOT INDEMNITEES" has the meaning set forth in Section 5.01(a) of this Agreement.

         "CMC CAPITAL CONTRIBUTION" has the meaning set forth in Section 2.01(b) of this Agreement.

         "CMC COMMON STOCK" means the Common stock, $.001 par value per share, of CMC.

         "CMC FINANCIAL STATEMENTS" means the financial statements (including the notes thereto) of CMC for the period ended September 30, 1999 as set forth in the IPO Registration Statement.

         "CMC INDEMNITEES" has the meaning set forth in Section 5.01(b) of this Agreement.

         "CODE" means the Internal Revenue Code of 1986, as amended from time to time, together with the rules and regulations promulgated thereunder.

         "COMMISSION" means the Securities and Exchange Commission.

         "CONTRIBUTION DATE" means March 28, 2000.

         "CONTROL" means the possession, direct or indirect, of the power to direct or cause the direction of the management of the policies of a Person, whether through the ownership of voting securities, by contract or otherwise. "CONTROLLING" and "CONTROLLED" have the corollary meanings ascribed thereto.

         "DEMAND" has the meaning set forth in Section 7.08 of this Agreement.

         "DISPUTES" has the meaning set forth in Section 7.08 of this Agreement.

         "DISTRIBUTION" has the meaning set forth in the recitals to this Agreement.

         "DISTRIBUTION DATE" means the date to be determined by Cabot in its sole and absolute discretion when the Distribution is completed.

         "EQUIPMENT" means equipment, furniture, furnishings, fixtures, machinery, vehicles, telephones and other tangible personal property.

         "EXCLUDED ASSETS" has the meaning set forth in Section 2.01(e) of this Agreement.

         "EXCLUDED LIABILITIES" has the meaning set forth in Section 2.02(b) of this Agreement.

         "FOREIGN ASSETS" means the Ansung, Korea Assets, the Barry, Wales Assets and the Geino, Japan Assets.

         "FUMED METAL OXIDE SUPPLY AGREEMENT" means the Fumed Metal Oxide Supply Agreement, dated as of January 20, 2000, between Cabot and CMC.

         "GEINO, JAPAN ASSETS" means the MMD Assets located in Geino, Japan.

         "INCOME TAX" has the meaning set forth in the Tax Sharing Agreement.

         "INFORMATION" means all records, books, contracts, instruments, computer data and other data.

         "INDEBTEDNESS" has the meaning set forth in Section 2.02(b) of this Agreement.

         "INDEMNIFYING PARTY" has the meaning set forth in Section 5.02(a) of this Agreement.

         "INDEMNITEE" has the meaning set forth in Section 5.02(a) of this Agreement.

         "INTELLECTUAL PROPERTY" means the following types of property and all rights to sue for past infringement thereof:

         (1) United States and foreign registered and unregistered trademarks and service marks, trademark and service mark registrations, trademark and service mark applications for registrations, trade names, trade dress and the like together with the goodwill associated with such marks, names, registrations and applications for registration;

         (2) United States and foreign patents, patent applications, and all other patent rights (including any divisions, continuations, continuations-in-part, reexaminations, extensions, renewals or reissues thereof);

         (3) registered and unregistered copyrights, applications for copyright registration and common law copyrights;

         (4) technology, information, know-how and trade secrets, including without limitation, recorded knowledge, surveys, engineering reports, manuals, catalogues, research data, proprietary information, photos, art work, editorial materials, formats, syndicated market research data, sales data and other similar information; and

         (5) non-governmental licenses, sublicenses, covenants or agreements which relate in whole or in part to any items of the categories mentioned above in any of the foregoing clauses
                  (1), (2), (3) and (4).

         "INTENDED TRANSFEREE" has the meaning set forth in Section 2.04 of this Agreement.

         "INTENDED TRANSFEROR" has the meaning set forth in Section 2.04 of this Agreement.

         "INVENTORY" means inventories of raw materials, work in progress and finished goods and other supplies on hand, in transit or on order, including, without limitation, packaging material, stationery, forms, labels, directories and promotional materials

         "IPO AND DISTRIBUTION AGREEMENT" means the Initial Public Offering and Distribution Agreement to be entered into between Cabot and CMC on or before the IPO Effective Date.

         "IPO EFFECTIVE DATE" means the date on which the IPO Registration Statement is declared effective by the Commission.

         "IPO REGISTRATION STATEMENT" means the registration statement on Form S-1, Registration No. 333-95093 filed by CMC with the Commission in connection with the initial public offering of CMC Common Stock, as it may be amended.

         "LOCAL COUNSEL" has the meaning set forth in Section 5.02(b) of this Agreement.

         "MMD ASSETS" has the meaning set forth in Section 2.01(a) of this Agreement.

         "MMD BUSINESS" means the business conducted by the Microelectronics Materials Division of Cabot at any time on or before the Contribution Date, either directly or indirectly, through the Relevant Cabot Subsidiaries, including, but not limited to, (i) all business operations whose financial performance is reflected in the CMC Financial Statements and (ii) all business operations initiated or acquired by the Microelectronics Materials Division of Cabot after the date of the CMC Financial Statements.

         "OTHER TAXES" has the meaning set forth in the Tax Sharing Agreement.

         "PERSON" means an individual, partnership, limited liability company, joint venture, corporation, trust, unincorporated association, any other entity, or any government or any department or agency or other unit thereof.

         "POSSESSOR" has the meaning set forth in Section 6.01 of this Agreement.

         "PRIMARY COUNSEL" has the meaning set forth in Section 5.02(b) of this Agreement.

         "PRIOR RELATIONSHIP" means the ownership relationship between Cabot and CMC at any time prior to the Contribution Date.

         "RECEIVABLES" means all accounts and notes receivable and other receivables (whether or not billed).

         "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement, dated as of March 28, 2000, between Cabot and CMC.

         "RELATED PARTIES" has the meaning set forth in Section 6.01 of this Agreement.

         "REPRESENTATIVES" means directors, officers, employees, agents, consultants, advisors, accountants, attorneys and representatives.

         "REQUESTOR" has the meaning set forth in Section 6.01 of this Agreement.

         "REQUIRED TRANSFER CONSENT" has the meaning set forth in Section 2.04 of this Agreement.

         "RETENTION PERIOD" has the meaning set forth in Section 6.02(a) of this Agreement.

         "SEPARATE COUNSEL" has the meaning set forth in Section 5.02(b) of this Agreement.

         "SPECIAL PATENT COUNSEL" has the meaning set forth in Section 5.02(b) of this Agreement.

         "SUBSIDIARY" means with respect to any specified Person, any corporation, any limited liability company, any partnership or other legal entity of which such Person or any of its Subsidiaries Controls or owns, directly or indirectly, a majority of the equity interest.

         "TAX" or "TAXES" have the meaning set forth in the Tax Sharing
Agreement.

         "TAX SHARING AGREEMENT" means the Tax Sharing Agreement, between Cabot and CMC, dated March 28, 2000.

         "THIRD-PARTY CLAIM" means any claim, suit, arbitration, inquiry, proceeding or investigation by or before any court, governmental or other regulatory or administrative agency or commission or any arbitration tribunal asserted by a Person other than any party hereto or their respective Affiliates which gives rise to a right of indemnification hereunder.

         "TRANSFER OBSTACLE" has the meaning set forth on Section 2.04 of this Agreement.

                                    ARTICLE 2

                    TRANSFER AND CONTRIBUTION OF MMD ASSETS;
                        ASSUMPTION OF CERTAIN LIABILITIES

                  SECTION 2.01. Transfer of Assets.

                  (a) Transfer of MMD Assets. On the Contribution Date, Cabot shall convey, assign, transfer and deliver to CMC all (or in the case of Section 2.01(a)(iii) below, the interest therein specified in such Section 2.01(a)(iii)) of its right, title and interest in and to the MMD Assets, other than the Foreign Assets.

For the purposes of this Agreement, the term "MMD Assets" shall mean:

         (i) except for the Excluded Assets, all Assets that are (x) owned by Cabot or with respect to which Cabot has the right to transfer after making the commercially reasonable efforts referred to in Section 2.04(a), and (y) used exclusively in, relate exclusively to or arise directly from the MMD Business; for avoidance of doubt, but not by way of limitation of the foregoing, the following specifically enumerated assets are included within MMD Assets:

                  (A) contracts and agreements set forth on Schedule 2.01(a)(i)(A);

                  (B) leasehold interests in real property listed on Schedule 2.01(a)(i)(B), including all buildings, structures and other improvements situated thereon;

                  (C) real property listed on Schedule 2.01(a)(i)(C), including all buildings, structures and other improvements situated thereon;

                  (D) management information systems and software listed on
Schedule 2.01(a)(i)(D);

                  (E) licenses, permits or franchises listed on Schedule 2.01(a)(i)(E);

                  (F) Intellectual Property listed on Schedule 2.01(a)(i)(F) and all right, title and interest in and to all monetary and other awards and judgments arising out of Cabot Corporation v. Solution Technology, Inc., Civil Action No.: 3.96CV505-McK (WD NC) (the "STI Litigation");

                  (G) the tax returns of Cabot relating to Other Taxes relating to or arising out of the MMD Business as conducted through the Contribution Date; and
                  (H) the intercompany accounts owing from Cabot and its Affiliates to the MMD Business.

           (ii) the Assets, other than Intellectual Property and Excluded Assets set forth in 2.01(e)(ii) through (viii) below, located in Aurora, Illinois,

Hammond, Indiana and Barry, Wales that are used by the MMD Business in the manufacture and production of fumed metal oxide dispersions.

                  (b) Purchase of Barry, Wales Assets, Geino, Japan Assets and Ansung, Korea Assets. In addition to the transfer of MMD Assets pursuant to the foregoing paragraph (a) of this Agreement, Cabot and the Relevant Cabot Subsidiaries hereby also agree to sell to CMC on the Contribution Date the Foreign Assets in exchange for a total aggregate consideration equal to the fair market value of such Foreign Assets, determined using the net book value of such assets, which shall constitute the total purchase price for the assets.

                  (c) CMC ACKNOWLEDGES AND AGREES THAT THE FOREGOING TRANSFERS AND SALES ARE BEING MADE "AS IS WHERE IS" AND THAT NEITHER CABOT NOR ANY SUBSIDIARY OF CABOT HAS MADE OR WILL MAKE ANY WARRANTY, EXPRESSED OR IMPLIED, INCLUDING WITHOUT LIMITATION ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, WITH RESPECT TO ANY ASSET OR ANY FOREIGN ASSET.

                  (d) Cabot and CMC shall have the rights in and to the Dispersions Technology as defined in the Confidential Disclosure and License Agreement, dated as of March 28, 2000, between them (the "CD&L Agreement").

                  (e) Excluded Assets. Notwithstanding anything to the contrary in paragraph (a) above, it is expressly understood and agreed that the Assets shall not include the following assets (the "Excluded Assets"):

                         (i) assets (including, without limitation, Assets of
the type listed in the definition of Assets) used (partially or entirely) or owned in connection with any businesses and operations of Cabot and its Affiliates other than the MMD Business unless specifically enumerated in Section 2.01(a) and the related schedules;

                         (ii) management information systems and software listed
on Schedule 2.01(e)(ii);

                         (iii) Cabot's right, title and interest in and to the
following Intellectual Property:

                                    (A) all United States and foreign registered
                  and unregistered trademarks and service marks, trademark and service mark registrations, trademark and service mark applications for registrations, trade names, trade dress and the like listed on Schedule 2.01(e)(iii)(A), together with the goodwill associated with such marks, names, registrations and applications for registration;

                                    (B) all United States and foreign patents,
                  patent
                  applications, and all other patent rights (including any divisions, continuations, continuations-in-part, reexaminations, extensions, renewals or reissues thereof) listed on Schedule 2.01(e)(iii)(B);

                                    (C) all technology, information, know-how
                  and trade secrets, including without limitation, recorded knowledge, surveys, engineering reports, manuals, catalogues, research data, proprietary information, photos, art work, editorial materials, formats, syndicated market research data, sales data and other similar information listed on Schedule 2.01(e)(iii)(C), and

                                    (D) all non-governmental licenses,
                  sublicenses, covenants or agreements to which Cabot is a party, which relate in whole or in part to any items of the categories mentioned above in clauses (A), (B) and (C), including all trademark licenses;

                         (iv) all of the Assets located at Cabot's facility in
Tuscola, Illinois;

                         (v) any assets listed on Schedule 2.01(e)(v);


                         (vi) the tax returns, corporate minute books and stock
ledgers of Cabot, except those specifically included in the definition of MMD Assets;


                         (vii) all cash and cash equivalents or similar type
investments, such as certificates of deposit, Treasury bills and other marketable securities, of Cabot (even if otherwise used in the MMD Business); and

                         (viii) the real property, structures, other
improvements and fixtures located in Barry, Wales.

                  (f) Instruments of Conveyance and Transfer. On or about the Contribution Date, Cabot shall (i) deliver or cause to be delivered to CMC such deeds, bills of sale, endorsements, consents, assignment, and other good and sufficient instruments of conveyance and assignment, all in recordable form, where applicable, as are required under local custom and practice to vest in CMC all right, title and interest of Cabot in and to the MMD Assets, and as will otherwise be in form and substance reasonably satisfactory to CMC and CMC's counsel; and (ii) transfer to CMC all contracts, agreements, commitments, books, records, files, certificates, licenses, permits, plans and specifications and other data included in the MMD Assets, including, without limitation, computer tapes and computer-generated records. Notwithstanding the foregoing clause (i), with respect to the Intellectual Property, Cabot shall deliver to CMC on the Contribution Date documents for the transfer and assignment of the Intellectual

Property included in the MMD Assets and shall thereafter deliver to CMC good and sufficient instruments of conveyance and assignment, all in recordable form, for all registered trademarks, patents, registered copyrights and pending applications with respect to any of the foregoing.

                  (g) Further Assurances. From time to time after the Contribution Date, Cabot and any Affiliate of Cabot shall execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, such other instruments of conveyance, assignment, transfer and delivery and will take or cause to be taken such other actions as CMC may reasonably request in order more effectively to sell, convey, assign, transfer, and deliver to CMC any of the MMD Assets, or to enable CMC to protect, exercise and enjoy all rights and benefits of Cabot with respect thereto, and as otherwise may be appropriate to carry out the transactions herein contemplated.

                  SECTION 2.02. Assumption of Liabilities.

                  (a) Assumed Liabilities. On the Contribution Date, CMC shall assume and agree to pay, perform and discharge when due, all liabilities and obligations of Cabot (other than the Excluded Liabilities) relating to or arising out of the MMD Business, whether direct or indirect, absolute or contingent, contractual, tortious or otherwise, known or unknown, including, without limitation, all liabilities relating to or arising out of the MMD Business as conducted through the Contribution Date that are unknown to Cabot and/or unrealized as of the Contribution Date and that become known to Cabot or are realized or otherwise arise after the Contribution Date. Without limiting the generality of the foregoing, the Assumed Liabilities shall include all duties, obligations and liabilities (actual, contingent and other) of Cabot to the Rippey Corporation and Rodel Inc. The liabilities and obligations assumed by CMC in accordance with this Section 2.02 (other than the Excluded Liabilities described below) are sometimes hereinafter referred to as the "Assumed Liabilities." Assumed Liabilities include intercompany accounts owing from the MMD Business to Cabot and its Affiliates.

                  (b) Excluded Liabilities. Notwithstanding the foregoing, CMC shall not assume any of the following liabilities (the "Excluded Liabilities"):

                           (i) any liability or obligation in respect of any
Indebtedness of Cabot and all Affiliates of Cabot (for the purposes hereof, "Indebtedness" shall mean (i) all indebtedness for borrowed money, other than capitalized leases and similar purchase money obligations, (ii) any other Indebtedness evidenced by a note, bond, debenture or similar instrument, (iii) all obligations in respect of banker's acceptances and (iv) any guarantee or other contingent obligation in respect of any of the foregoing);

                           (ii) any liability for or obligation in respect of
Income Tax or any
liability for the payment of any "excess parachute payment," as defined in
Section 280G of the Code;

                           (iii) except as specifically provided in the
Ancillary Agreements or related to accrued reimbursement, welfare, vacation and similar benefit obligations incurred in the ordinary course of business and reflected in the CMC Financial Statements, any liabilities or obligations relating to or arising under any employee or retirement benefit plan, program, arrangement or agreement maintained or contributed by Cabot or its Affiliates;

                           (iv) any liabilities or obligations of Cabot that are
not incidental to or do not arise out of or were not incurred with respect to the MMD Business; and

                           (v) any liability or obligation arising from or
related to Cabot's fumed metal oxide business.

                  SECTION 2.03. Methods of Transfer and Assumption.

                  (a) The parties shall enter into the Ancillary Agreements, other than the IPO and Distribution Agreement and the Registration Rights Agreement, on or about the date of this Agreement. To the extent that the transfer of any Asset or the assumption of any Liability is expressly provided for by the terms of any Ancillary Agreement, the terms of such Ancillary Agreement shall determine the manner of the transfer or assumption. It is the intent of the parties that pursuant to Section 2.01, the transfer and assumption of all other MMD Assets and Assumed Liabilities shall be made effective as of the Contribution Date, provided, however, that circumstances may require the transfer of certain MMD Assets and the assumption of certain Liabilities to occur in such other manner and at such other time as the parties shall agree.

                  (b) The parties intend to complete the assignment and transfer of all MMD Assets and the transfer and assumption of all Assumed Liabilities effective on or prior to the Contribution Date. If any MMD Asset cannot be assigned or transferred by Cabot or a Relevant Cabot Subsidiary, or any Assumed Liability cannot be transferred by Cabot or a Relevant Cabot Subsidiary or assumed by MMD on or prior to the Contribution Date for a reason set forth in
Section 2.04(d), Section 2.4(d) shall govern the parties rights and obligations with respect to such MMD Asset or such Assumed Liability. In addition to those transfers and assumptions accurately identified and designated by the parties to take place but which the parties are not able to effect prior to the Contribution Date, there may exist (i) assets (including Assets) that the parties discover were, contrary to the agreements between the parties, by mistake or omission, transferred to CMC or retained by Cabot or (ii) liabilities (including Liabilities) that the parties discover were, contrary to the agreements between the parties, by mistake or omission, assumed by CMC or not assumed by CMC. The parties shall cooperate in good faith to effect the transfer or re-transfer of such assets, and/or the assumption or re-assumption of such liabilities, in any case as soon as reasonably practicable, to or by the appropriate party and shall not use the determination of remedial actions contemplated herein to alter the original intent of the parties hereto with respect to the MMD Assets to be transferred to or Assumed Liabilities to be assumed by CMC. Each party shall reimburse the other or make other financial adjustments (e.g., without limitation, cash reserves) or other adjustments to remedy any mistakes or omissions relating to any of the Assets transferred hereby or any of the Assumed Liabilities assumed hereby.

                           (c) Each party hereto shall execute and deliver to
each other party all such documents, instruments, certificates and agreements in appropriate form, and shall make all filings and recordings and take all such other actions, as shall be necessary or reasonably requested by such other party, whether before or after the Contribution Date, in order to give full effect to and to evidence and perfect the transfer and contribution of the MMD Assets and the assumption of the Assumed Liabilities as contemplated hereby. However, CMC acknowledges and agrees that neither Cabot nor any Subsidiary of Cabot will comply with the provisions of any bulk transfer law or similar laws of any jurisdiction giving creditors of a transferor rights against the transferee in connection with the transfer of any Asset.

                  SECTION 2.04. Nonassignable Assets and Assumed Liabilities.

     Anything contained herein to the contrary notwithstanding, this Agreement shall not constitute an agreement to assign or transfer any Asset or to transfer and assume any Assumed Liability if an assignment or attempted assignment or transfer or attempted transfer and assumption of the same without the consent of another Person would constitute a breach of any contract or agreement or in any way impair the rights of a party thereunder or give to any third party any rights with respect thereto. If any such consent (a "Required Transfer Consent") is not obtained and/or if for any other reason (a "Transfer Obstacle") an attempted assignment or attempted transfer and assumption would otherwise be ineffective or would impair the rights of the party attempting to make such assignment or transfer (the "Intended Transferee") under any such contract or agreement so that the party entitled to the benefits and responsibilities of such attempted assignment or attempted transfer and assumption (the "Intended Transferee") would not receive all such rights and responsibilities, then:

         (a) the Intended Transferor shall use commercially reasonable efforts (without any obligation to expend any funds or incur any losses or liabilities) to obtain the Required Transfer Consent and/or eliminate the Transfer Obstacle.

         (b) until the Required Transfer Consent is obtained and/or the Transfer Obstacle is eliminated in accordance with subsection (a) above and the assignment and transfer of the applicable Asset or the transfer and assumption of the Assumed Liability has been effected in accordance with subsection (c) below and the other provisions of this Agreement:

         (i) the Intended Transferor shall use commercially reasonable efforts to provide or cause to be provided to the Intended Transferee, to the extent permitted by law, the benefits or liabilities of any such Asset or Assumed Liability and the Intended Transferor shall promptly pay or cause to be paid to the Intended Transferee when received all moneys received by the Intended Transferor with respect to any such Asset,

         (ii) in consideration thereof the Intended Transferee shall pay, perform and discharge on behalf of the Intended Transferor all of the Intended Transferor's liabilities thereunder in a timely manner and in accordance with the terms thereof which it may do without breach, and

         (iii) the Intended Transferor shall take such other actions as may reasonably be requested by the Intended Transferee in order to place the Intended Transferee, insofar as reasonably possible, in the same position as if such Asset or Assumed Liability had been assigned or transferred as contemplated hereby and so all the benefits and burdens relating thereto, including possession, use, risk of loss, potential for gain and dominion, control and command, shall inure to the Intended Transferee.

         (c) If and when any Required Transfer Consent is obtained or any Transfer Obstacle is eliminated, the assignment of the applicable Asset or the transfer and assumption of the Assumed Liability shall be effected as soon as practicable in accordance with the terms of this Agreement.

         SECTION 2.05. Costs of Transfer.

         CMC shall bear the total costs of the transfer of the MMD Assets from Cabot and the Relevant Cabot Subsidiaries to CMC and the assumption by CMC of all Assumed Liabilities, including, without limitation, any and all (i) moving expenses, (ii) transfer taxes, (iii) expenses incurred in connection with any notices to customers, suppliers or other third parties regarding such transfer of MMD Assets or such assumption of Assumed Liabilities, (iv) fees incurred in connection with the transfer of any licenses, permits or franchises from Cabot or any Relevant Cabot Subsidiary to CMC or the obtaining of any new (or the re-issuance of any existing) licenses, permits or franchises in the name or CMC,
(v) fees and expenses incurred in connection with the assignment or transfer of any contracts, agreements or Intellectual Property from Cabot or any Relevant Cabot Subsidiary to CMC, (vi) any recording or other fees, taxes, charges or assessments incurred in connection with the transfer of any real property from Cabot or any Relevant Cabot Subsidiary to CMC, (vii) the transfer from Cabot or any Relevant Cabot Subsidiary to CMC, or the establishment by CMC of any domestic or foreign branch office and (viii) the transfer of any employee of Cabot or any Relevant Cabot Subsidiary to CMC. CMC hereby agrees to reimburse Cabot or any Relevant Cabot

Subsidiary, as applicable, promptly upon request, for any cost, including, without limitation, any of the foregoing costs (including any applicable taxes, fees and penalties assessed in connection with any of the foregoing), incurred by Cabot in connection with the transfer of MMD Assets from Cabot or any Relevant Cabot Subsidiary to CMC or the assumption by CMC of any Assumed Liability.

                                    ARTICLE 3

                              ANCILLARY AGREEMENTS

         (a) General. Cabot and CMC acknowledge and agree that the Ancillary Agreements have been or will be entered into prior to, and each of the Ancillary Agreements will provide that the rights, interests, duties, liabilities and obligations of the parties to such agreements will be effective on and as of, the IPO Effective Date. Cabot and CMC shall take all steps reasonably necessary to cause their respective Subsidiaries and Affiliates to enter into and perform such Ancillary Agreements in accordance with their terms.

         (b) Priority. To the extent that any Ancillary Agreement conflicts with the terms of this Agreement, including, without limitation, matters covered by
Article 2 and Article 5 hereof, the terms and conditions of such Ancillary Agreement shall govern the rights and obligations of the parties with respect to such matters.

                                    ARTICLE 4

                                    COVENANTS

         SECTION 4.01. IPO and Distribution Agreement.

         Cabot and CMC hereby agree to execute and deliver, on or before the IPO Effective Date, the IPO and Distribution Agreement, in substantially the form agreed upon between the parties on or prior to the date hereof, with such modifications to such form as the parties shall mutually deem reasonably necessary and desirable; provided, that Cabot shall be entitled in its sole and absolute discretion at any time and from time to time to make any modifications to the provisions thereof relating to the preservation of the tax-free nature of the Distribution or the tax-free nature of the transactions contemplated hereby as it shall reasonably deem necessary or desirable.

         SECTION 4.02. Registration Rights Agreement.

         Cabot and CMC hereby agree to execute and deliver, on or before the IPO Effective Date, the Registration Rights Agreement, in substantially the form agreed upon between the parties on or prior to the date hereof, with such modifications to such form as the parties shall mutually deem reasonably necessary and desirable; provided, that Cabot shall be entitled in its sole and absolute discretion at any time and from time to time to make any modifications to the provisions thereof relating to the preservation of the tax-free nature of the Distribution or the tax-free nature of the transactions contemplated hereby as it shall reasonably deem necessary or desirable.

         SECTION 4.03. Joint and Several Liability.

         Cabot shall be liable for the duties, liabilities and obligations of each Relevant Cabot Subsidiary under and pursuant to this Agreement.

                                    ARTICLE 5

                                 INDEMNIFICATION

         SECTION 5.01. Indemnification by Parties.

         (a) CMC shall indemnify, defend and hold harmless Cabot and each of its Subsidiaries and their respective successors-in-interest, and each of their respective past and present Representatives (the "Cabot Indemnitees") against any losses, claims, damages, liabilities or actions, resulting from, relating to or arising, whether prior to or following the Contribution Date, out of or in connection with (a) the Assumed Liabilities and/or (b) CMC's conduct of its business and affairs after the Contribution Date, and CMC shall reimburse each Cabot Indemnitee for any reasonable attorneys' fees or any other expenses reasonably incurred by any of them in connection with investigating and/or defending any such loss, claim, damage, liability or action, other than legal fees incurred prior to the Contribution Date.

         (b) Cabot (the "Cabot Indemnifying Party") shall indemnify, defend and hold harmless CMC and each of its Subsidiaries and their respective successors-in-interest, and each of their past and present Representatives (the "CMC Indemnitees") against any losses, claims, damages, liabilities or actions, resulting from, relating to or arising, whether prior to or following the Contribution Date, out of or in connection with (a) the Excluded Assets and/or
(b) the Excluded Liabilities, and Cabot shall reimburse each CMC indemnitee for any reasonable attorneys' fees or any other expenses reasonably incurred by any of them in connection with investigating and/or defending any such loss, claim, damage, liability or action, other than legal fees incurred prior to the Contribution Date.

         SECTION 5.02. Indemnification Procedures.

         (a) If a Cabot Indemnitee or CMC Indemnitee (collectively, an "Indemnitee") receives notice of the assertion of any Third-Party Claim with respect to which a CMC Indemnifying Party or Cabot Indemnifying Party (collectively, an "Indemnifying Party") is, or is likely to be, obligated under this Agreement to provide indemnification, such Indemnitee shall promptly give such Indemnifying Party notice thereof (together with a copy of such Third-Party Claim, process or other legal pleading) promptly after becoming aware of such Third-Party Claim; provided, however, that the failure of any Indemnitee to give notice as provided in this Section 5.02 shall not relieve any Indemnifying Party of its obligations under this Section 5.02, except to the extent that such Indemnifying Party is actually prejudiced by such failure to give notice. Such notice shall describe such Third-Party Claim in reasonable detail.

         (b) An Indemnifying Party, at such Indemnifying Party's own expense and through counsel chosen by such Indemnifying Party (which counsel shall be reasonably acceptable to the Indemnitee), may elect to defend any Third-Party Claim. If an Indemnifying Party elects to defend a Third-Party Claim in accordance with the foregoing, then, within ten Business Days after receiving notice of such Third-Party Claim (or sooner, if the nature of such Third Party claim so requires), such Indemnifying Party shall notify the Indemnitee of its intent to do so, and such Indemnitee shall cooperate in the defense of such Third-Party Claim. Such Indemnifying Party shall pay such Indemnitee's reasonable out-of-pocket expenses incurred in connection with such cooperation. Such Indemnifying Party shall keep the Indemnitee reasonably informed as to the status of the defense of such Third-Party Claim. After notice from an Indemnifying Party to an Indemnitee of its election to assume the defense of a Third-Party Claim, such Indemnifying Party shall not be liable to such Indemnitee under this Section 5.02 for any attorneys' fees or other expenses subsequently incurred by such Indemnitee in connection with the defense thereof other than those expenses referred to in the preceding sentence; provided, however, that such Indemnitee shall have the right to employ one law firm as counsel ("Primary Counsel"), together with a local law firm in each applicable jurisdiction (collectively, "Local Counsel") and, in the case of patent litigation, special patent counsel ("Special Patent Counsel", and together with Primary Counsel and Local Counsel, "Separate Counsel"), to represent such Indemnitee in any action or group of related actions (which firm or firms shall be reasonably acceptable to the Indemnifying Party) if, in such Indemnitee's reasonable judgment at any time, either a conflict of interest between such Indemnitee and such Indemnifying Party exists in respect of such claim, or there may be defenses available to such Indemnitee which are significantly different from or in addition to those available to such Indemnifying Party and the representation of both parties by the same counsel would, in the reasonable judgment of the Indemnitee, be inappropriate, and in that event (i) the reasonable fees and expenses of such Separate Counsel shall be paid by such Indemnifying Party (it being understood, however, that the Indemnifying Party shall not be liable for the expenses of more than one Primary Counsel, one Local Counsel in any one jurisdiction and one Special Patent Counsel with respect to any Third-Party Claim (even if against multiple Indemnitees)) and (ii) each of such Indemnifying Party and such Indemnitee shall have the right to conduct its own defense in respect of such claim. If an Indemnifying Party (i) elects not to defend against a Third-Party Claim, (ii) fails to notify an Indemnitee of its election as provided in this Section 5.02 within the period of ten Business Days described above or (iii) elects to defend a Third Party Claim but, in the reasonable judgment of the Indemnitee, fails to timely, properly and adequately defend such claim, the Indemnitee may defend, compromise, and settle such Third-Party Claim and shall be entitled to indemnification hereunder (to the extent permitted hereunder); provided, however, that no such Indemnitee may compromise or settle any such Third-Party claim without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, the Indemnifying Party shall not, without the prior written consent of the Indemnitee, (i) settle or compromise any Third-Party Claim or consent to the entry of any judgment which does not include as an unconditional term thereof the dismissal without prejudice of such Third Party Claim or delivery by the claimant or plaintiff to the Indemnitee of a written release from all liability in respect of such Third-Party Claim or (ii) settle or compromise any Third-Party Claim in any manner that would be reasonably likely to have a material adverse effect on the Indemnitee.

         SECTION 5.03. Certain Limitations.

         (a) The amount of any indemnifiable losses or other liability for which indemnification is provided under this Agreement shall be net of any amounts actually recovered by the Indemnitee from third parties (including, without limitation, amounts actually recovered under insurance policies) with respect to such indemnifiable losses or other liability. Any Indemnifying Party hereunder shall be subrogated to the rights of the Indemnitee upon payment in full of the amount of the relevant indemnifiable loss. An insurer who would otherwise be obligated to pay any claim shall not be relieved of the responsibility with respect thereto or, solely by virtue of the indemnification provision hereof, have any subrogation rights with respect thereto. If any Indemnitee recovers an amount from a third party in respect of an indemnifiable loss for which indemnification is provided in this Agreement after the full amount of such indemnifiable loss has been paid by an Indemnifying Party or after an Indemnifying Party has made a partial payment of such indemnifiable loss and the amount received from the third party exceeds the remaining unpaid balance of such indemnifiable loss, then the Indemnitee shall promptly remit to the Indemnifying Party the excess (if any) of (A) the sum of the amount theretofore paid by such Indemnifying Party in respect of such indemnifiable loss plus the amount received from the third party in respect thereof, less (B) the full amount of such indemnifiable loss or other liability. Nothing in this Section 5.03(b) shall obligate any Indemnifying Party to seek to recover any amounts from any third party (including, without limitation, amounts recoverable under insurance policies) prior to, or as a condition to, seeking indemnification under this Article Five.

         (b) The amount of any loss or other liability for which indemnification is provided under this Agreement shall be (i) increased to take account of any net tax cost incurred by the Indemnitee arising from the receipt or accrual of an indemnification payment hereunder (grossed up for such increase) and (ii) reduced to take account of any net tax benefit realized by the Indemnitee arising from incurring or paying such loss or other liability. In computing the amount of any such tax cost or tax benefit, the Indemnitee shall be deemed to recognize all other items of income, gain, loss, deduction or credit before recognizing any item arising from the receipt or accrual of any indemnification payment hereunder or incurring or paying any indemnified loss. Any indemnification payment hereunder shall initially be made without regard to this
Section 5.03(b) and shall be increased or reduced to reflect any such net tax cost (including gross-up) or net tax benefit only after the Indemnitee has actually realized such cost or benefit. For purposes of this Agreement, an Indemnitee shall be deemed to have "actually realized" a net tax cost or a net tax benefit to the extent that, and at such time as, the amount of taxes payable by such Indemnitee is increased above or reduced below, as the case may be, the amount of taxes that such Indemnitee would be required to pay but for the receipt or accrual of the indemnification payment or the incurrence or payment of such loss, as the case may be. The amount of any increase or reduction hereunder shall be adjusted to reflect any final determination with respect to the Indemnitee's liability for taxes, and payments between such indemnified parties to reflect such adjustment shall be made if necessary.

         (c) Any indemnification payment made under this Agreement relating to Assumed Liabilities, Excluded Assets and Excluded Liabilities shall be characterized for tax purposes as if such payment were made immediately prior to the Contribution Date.

         SECTION 5.04. Existing Litigation to be Transferred to CMC;
Cooperation.

         On the Contribution Date, all liabilities and legal responsibilities for the claims identified on Schedule 5.04 shall be transferred in their entirety from Cabot to CMC. As of the Contribution Date and until CMC shall notify Cabot that CMC will assume the defense of such claims, Cabot shall continue to defend such claims and shall be indemnified by CMC as provided in
Section 5.02.

                                    ARTICLE 6

                              ACCESS TO INFORMATION

         SECTION 6.01. Access to Information.

         During the Retention Period (as defined in Section 6.02 below), each of the parties hereto shall cooperate with and afford, and shall cause their respective Affiliates, Representatives, Subsidiaries, successors and/or assignees, and shall use reasonable efforts to cause joint ventures that are not Affiliates (collectively, "Related Parties") to cooperate with and afford, to the other party reasonable access upon reasonable advance written request to all Information (other than Information which is (i) protected from disclosure by the attorney client privilege or work product doctrine, (ii) proprietary in nature or (iii) the subject of a confidentiality agreement between such party and a third party which prohibits disclosure to the other party) within such party's or any Related Party's possession which was created prior to the Contribution Date or, with respect to any information which would be relevant to the provision of a transitional service pursuant to this Agreement or any Ancillary Agreement, information created during the period in which one party is providing the other party with such transition service. Access to the requested information shall be provided so long as it relates to the requesting party's (the "Requestor") business, assets or liabilities, and access is reasonably required by the Requestor as a result of the parties' Prior Relationship for purposes of auditing, accounting, claims or litigation (except for claims or litigation between the parties hereto), employee benefits, regulatory or tax purposes or fulfilling disclosure or reporting obligations including, without limitation, Information reasonably necessary for the preparation of reports required by or filed under the Securities Exchange Act of 1934, as amended, with respect to any period entirely or partially prior to the Contribution Date.

         Access as used in this paragraph shall mean the obligation of a party in possession of Information (the "Possessor") requested by the Requestor to exert its reasonable best efforts to locate all requested Information that is owned and possessed by Possessor or any Related Party. The Possessor, at its own expense, shall conduct a diligent search designed to identify all requested Information and shall collect all such Information for inspection by the Requestor during normal business hours at the Possessor's place of business. Subject to confidentiality and/or security provisions as the Possessor may reasonably deem necessary, the Requestor may have all requested Information duplicated at Requestor's expense. Alternatively, the Possessor may choose to deliver, at its own expense, all requested Information to the Requestor in the form it was requested by the Requestor. If so, the Possessor shall notify the Requestor in writing at the time of delivery if such Information is to be returned to the Possessor. In such case, the Requestor shall return such Information when no longer needed to the Possessor at the Possessor's expense.

         In connection with providing Information pursuant to this Section 6.01, each of the parties hereto shall upon the request of the other party make available its respective employees (and those of their respective Related Parties, as applicable) to the extent that they are reasonably necessary to discuss and explain all requested Information with and to the requesting party.

         SECTION 6.02. Record Retention.

         (a) Books and Records. CMC shall preserve and keep all books and records included in the MMD Assets or otherwise in the possession of CMC or its Related Parties, whether in electronic form or otherwise, for not less than ten years from the Contribution Date, or for any longer period as may be required
(i) by any government agency, or (ii) in connection with any litigation, law, regulation, audit or appeal of taxes, tax examination or the expiration of the periods described in Section 7 of the Tax Sharing Agreement, where applicable (the "Retention Period") at CMC's sole cost and expense. If CMC wishes to dispose of any books and records or other documents which it is obligated to retain under this Section 6.02 after the Retention Period, then CMC shall first provide 90 days' written notice to Cabot and Cabot shall have the right, at its option and expense, upon prior written notice within such 90-day period, to take possession of such books or records or other documents within 180 days after the date of CMC's notice to Cabot hereunder. Written notice of intent to dispose of such books and records shall include a description of the books and records in detail sufficient to allow Cabot to reasonably assess its potential need to retain such materials. In the event CMC enters into an agreement with a third party to sell a portion of its business, together with the books and records related thereto, Cabot shall have the right to duplicate such books and records prior to any such disposition and, should the purchaser of the CMC business be a competitor of Cabot, Cabot shall have the right to prohibit the transfer or disclosure to such party of that portion of the former books and records of Cabot which Cabot notifies CMC contain confidential and proprietary information. To the extent that books and records of Cabot or any of its Affiliates which contain information relating to the MMD Business are not included in the MMD Assets, Cabot agrees to cooperate with CMC in providing CMC with any such information upon CMC's reasonable request to the extent that any such information exists and is reasonably separable from Cabot information unrelated to the MMD Business. CMC shall reimburse Cabot for all of its reasonable out-of-pocket costs incurred in connection with any such request.

         (b) Access to Personnel. Cabot shall, from time to time, at the reasonable request of CMC, cooperate fully with CMC in providing CMC, to the extent reasonably possible through applicable Cabot employees, with technical assistance and information in respect to any claims brought against CMC involving the conduct of the MMD Business prior to the Contribution Date, including consultation and/or the appearance(s) of such persons on a reasonable basis as expert or fact witnesses in trials or administrative proceedings.

         SECTION 6.03. Production of Witnesses.

         Until the six-year anniversary of the Contribution Date, each of the parties hereto shall use all commercially reasonable efforts, and shall cause each of their respective Affiliates to use all commercially reasonable efforts, to make available to each other, upon written request, its directors, officers, employees and other Representatives as witnesses to the extent that any such Person may reasonably be required (giving consideration to the business demands upon such Persons) in connection with any legal, administrative or other proceedings in which the requesting party may from time to time be involved; provided, however, that with respect to any legal or administrative proceedings relating to the tax liability of any of the parties hereto or any of their respective Affiliates, each of the parties hereto shall, and shall cause each of their respective Affiliates to, make their directors, officers, employees and other Representatives available as witnesses until such time as the statute of limitations have expired with respect to all tax years prior to and including the year in which the asset transfers contemplated by this Agreement are consummated.

         SECTION 6.04. Reimbursement.

         Unless otherwise provided in Article 5 or this Article 6, each party to this Agreement providing access, information or witnesses to another party pursuant to Sections 6.01, 6.02 or 6.03 shall be entitled to receive from the recipient, upon the presentation of invoices therefor, payment for all reasonable out-of-pocket costs and expenses (excluding allocated compensation, salary and overhead expense) as may be reasonably incurred in providing such information or witnesses.

                                    ARTICLE 7

                                  MISCELLANEOUS

         SECTION 7.01. Entire Agreement.

         Except as otherwise set forth in this Agreement, this Agreement, the Ancillary Agreements and the schedules hereto shall constitute the entire agreement between the parties hereto with respect to the subject matter hereof and shall supersede all prior agreements and understandings, whether written or oral, between the parties with respect to such subject matter.

         SECTION 7.02. Governing Law.

         This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware (other than the laws regarding conflicts of laws) as to all matters, including matters of validity, construction, effect, performance and remedies.

         SECTION 7.03. Performance.

         Each of the parties hereto shall use all commercially reasonable efforts to cause to be performed all actions, agreements and obligations set forth herein to be performed by any Affiliate of such party.

         SECTION 7.04. Notices.

         All notices and other communications hereunder shall be in writing and shall be delivered in person, by telecopy, by express or overnight mail delivered by a nationally recognized air courier (delivery charges prepaid), or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties as follows:

                     (a)       If to Cabot, to:

                               Cabot Corporation
                               75 State Street
                               Boston, Massachusetts  02109

                               Attention:    Chief Financial Officer
                               Telecopy No.: (617) 342-6281

                               With a copy to:

                               Law Department
                               Cabot Corporation
                               75 State Street
                               Boston, Massachusetts  02109

                               Attention:    General Counsel
                               Telecopy No.: (617) 342-6039



                     (b)       If to CMC, to:

                               Cabot Microelectronics Corporation
                               870 North Commons Drive
                               Aurora, Illinois  60504

                               Attention:    President
                               Telecopy No.: (630) 375-5593

or to such other address as the party to whom notice is given may have previously furnished to the others in writing in the manner set forth above. Any notice or communication delivered in person shall be deemed effective on delivery or when delivery is refused. Any notice or communication sent by telecopy or by air courier shall be deemed effective on the first Business Day at the place at which such notice or communication is received following the day on which such notice or communication was sent.

         SECTION 7.05. Third Party Beneficiaries.

         The Indemnitees and their respective successors shall be third party beneficiaries of the indemnification provisions of Section 5, as applicable, and shall be entitled to enforce those provisions, in each such case as fully and to the same extent as if they were parties to this Agreement. Except as provided in the previous sentence, nothing in this Agreement, express or implied, is intended to or shall confer upon any Person (other than the Parties and their successors and assigns) any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, and no Person (other than as provided in the previous sentence) shall be deemed a third party beneficiary under or by reason of this Agreement.

         SECTION 7.06. Counterparts.

         This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same agreement. The Agreement may be delivered by facsimile transmission of a signed copy thereof.

         SECTION 7.07. Binding Effect; Assignment.

         This Agreement and all of the provisions hereof shall be binding upon the parties hereto and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Except with respect to a merger of either party with another Person, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by either party hereto without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed; provided, however, that Cabot and CMC may assign their respective rights, interests, duties, liabilities and obligations under this Agreement to any of their respective Subsidiaries, but such assignment shall not relieve Cabot or CMC, as the assignee, of its obligations hereunder. The Schedules attached hereto or referred to herein are an integral part of this Agreement and are hereby incorporated into this Agreement and made a part hereof as if set forth in full herein.

         SECTION 7.08. Dispute Resolution.

         Except as otherwise set forth in the Ancillary Agreements, resolution of any and all disputes arising from or in connection with this Agreement, whether based on contract, tort, or otherwise (collectively, "Disputes"), shall be exclusively governed by and settled in accordance with the provisions of this
Section 7.08. The parties hereto shall use all commercially reasonable efforts to settle all Disputes without resorting to mediation, arbitration, litigation or other third party dispute resolution mechanisms. If any Dispute remains unsettled, the parties hereby agree to mediate such Dispute using a mediator reasonably acceptable to all parties involved in such Dispute. If the Parties are unable to resolve such dispute through mediation, each Party will be free to commence proceedings for the resolution thereof. No Party shall be entitled to consequential, special, exemplary or punitive damages.

         SECTION 7.09. Remedies.

         Each of Cabot, the Relevant Cabot Subsidiaries and CMC shall be entitled to enforce its rights under this Agreement specifically, to recover damages and costs (including reasonable attorneys' fees) caused by any breach of any provision of this Agreement and to exercise all other rights existing in its favor. Each of Cabot, the Relevant Cabot Subsidiaries and CMC acknowledges and agrees that under certain circumstances the breach by Cabot or any of its Subsidiaries (including without limitation the Relevant Cabot Subsidiaries, but excluding CMC and its Subsidiaries), on the one hand, and CMC or any of its Subsidiaries, on the other hand, of a term or provision of this Agreement will materially and irreparably harm the other party, that money damages will accordingly not be an adequate remedy for such breach and that the non-defaulting party, in its sole discretion and in addition to its rights under this Agreement and any other remedies it may have at law or in equity, may apply to any court of law or equity of competent jurisdiction (without posting any bond or deposit) for specific performance and/or other injunctive relief in order to enforce or prevent any breach of the provisions of this Agreement.

         SECTION 7.10. Severability.

         Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         SECTION 7.11. Waiver.

         The observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) by the party entitled to enforce such term, but such waiver shall be effective only if it is in writing signed by the party against which such waiver is to be asserted. Unless otherwise expressly provided in this Agreement, no delay or omission on the part of any party in exercising any right or privilege under this Agreement shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right or privilege under this Agreement operate as a waiver of any other right or privilege under this Agreement nor shall any single or partial exercise of any right or privilege preclude any other or further exercise thereof or the exercise of any other right or privilege under this Agreement. No failure by either party to take any action or assert any right or privilege hereunder shall be deemed to be a waiver of such right or privilege in the event of the continuation or repetition of the circumstances giving rise to such right unless expressly waived in writing by the party against whom the existence of such waiver is asserted.

         SECTION 7.12. Amendment.

         This Agreement or the Ancillary Agreements may not be amended or modified in any respect except by a written agreement signed by both of the parties hereto.

         SECTION 7.13. Authority.

         Each of the parties hereto represents to the other that (a) it has the corporate power and authority to execute, deliver and perform this Agreement,
(b) the execution, delivery and performance of this Agreement by it has been duly authorized by all necessary corporate action, (c) it has duly and validly executed and delivered this Agreement, and (d) this Agreement is a legal, valid and binding obligation, enforceable against it in accordance with its terms subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and general equity principles.

         SECTION 7.14. Interpretation.

         The headings contained in this Agreement, in any Schedule hereto and in the table or contents to this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Any capitalized term used in any Schedule but not otherwise defined therein, shall have the meaning assigned to such term in this Agreement. When a reference is made in this Agreement to an Article or a Section or Schedule, such reference shall be to an Article or Section of, or a Schedule to, this Agreement unless otherwise indicated. After the Contribution Date, the MMD Business shall be deemed to no longer exist and all references made herein to CMC as a party which operate as of a time following the Contribution Date, shall be deemed to refer to CMC and its subsidiaries as a single party.

                                 * * * * * * * *

                         [SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its officers thereunto duly authorized on the day and year first above written.

                                       CABOT CORPORATION

                                       By:     /s/ Samuel W. Bodman
                                             ---------------------------------
                                               Name:  Samuel W. Bodman
                                               Title:  Chairman and CEO

                                       CABOT CARBON LTD.

                                       By:     /s/ David Jayne
                                             ---------------------------------
                                               Name:  David Jayne
                                               Title:  Director

                                       CABOT SPECIALTY CHEMICALS, INC.

                                       By:     /s/ Samuel W. Bodman
                                             ---------------------------------
                                               Name:  Samuel W. Bodman
                                               Title:  Vice President

                                       CABOT MICROELECTRONICS CORPORATION

                                       By:     /s/ Matthew Neville
                                             ---------------------------------
                                               Name: Matthew Neville
                                               Title:   President and CEO

                                   Schedule A
                              Ancillary Agreements

           IPO and Distribution Agreement

           Tax Sharing Agreement

           Registration Rights Agreement

           Fumed Metal Oxide Supply Agreement

           Management Services Agreement

           Dispersion Services Agreement

           Confidential Disclosure and License Agreement

           Trademark License Agreement

           Barry, Wales Sublease Agreement

           Employee Matters Agreement

                             Schedule 2.01(a)(i)(A)

                            Contracts and Agreements

         1. Services Agreement between Cabot Corporation and Davies Imperial Coatings, dated October 27, 1998, assigned in accordance with Amendment No. 1.

         2. Asset Purchase and Termination Agreement by and among Cabot Corporation, Rippey Corporation and David Rippey, dated June 30, 1995.

                             Schedule 2.01(a)(i)(B)

                      Leasehold Interests in Real Property

1.         881 Embarcadero Drive, Suite # 4
           El Dorado Hills, CA   95762

2.         801 Frontenac Road
           Naperville, IL   60563

3.         1818 E. Southern Avenue, Suite # 15C
           Mesa, AZ   85204

4.         Heung-kuk Bldg.(7F), 6-7 Soo-nae Dong, Bundang-Gu
           Sungnam-Si, Kyongki-Do,  Korea

5.         No. 14, Lane 268, Kuang-Fu Road,
           Section 1, Hsin-Chu City,
           Taiwan, ROC

                             Schedule 2.01(a)(i)(C)

                                  Real Property

1.         870 Commons Drive
           Aurora, IL   60504

2.         500 Commons Drive
           Aurora, IL   60504

3.         845 Enterprise Street
           Aurora, IL   60504

4.         1287-19 Oazo-Kitakoyama
           Geino-Cho, Age-Gun, Mie-Ken, Japan

5.         Ansung Industrial Park
           267-4 Kyeluk-ri, Miyang-Myun,  Ansung-City,  Korea

                             Schedule 2.01(a)(i)(D)
                   Management Information Systems and Software

         1. The following hardware located at CMC's facilities in Aurora, Illinois and Geino, Japan:

         -        personal computers

         servers

         computer wiring

         networking equipment (including hubs, routers and switches)

         phones, PBX's and voice mail systems, excluding leased equipment fax machines

         facility security systems

2. The following software resident on personal computers located at CMC's facilities:

         -        Microsoft Windows and Office

         Lotus Notes

         ADP

         Anstat

         3. The personal computers (other than control room hardware) and fax machines located in the dispersions building in Barry, Wales, as well as the license to any of the software set forth in 2 above which is on such personal computers, which may be assigned.

                             Schedule 2.01(a)(i)(E)

                        Licenses, Permits and Franchises

[Intentionally left blank]

                             Schedule 2.01(a)(i)(F)

                              Intellectual Property

         1. The patents set forth in the Worldwide Patent Assignment, Schedule A, between Cabot Corporation and CMC, executed in conjunction with this Master Separation Agreement.

         2. The trademarks set forth in the Worldwide Trademark Assignment, Schedule A, between Cabot Corporation and CMC, executed in conjunction with this Master Separation Agreement.

                              Schedule 2.01(e)(ii)

              Excluded Management Information Systems and Software

1. Any software and information system hardware, other than as specifically set forth in Schedule 2.01(a)(i)(D) above, which is licensed to or owned by Cabot.

                            Schedule 2.01(e)(iii)(A)

                      Excluded Trademarks and Service Marks

           CABOT with or without a logo or design, block letters or stylized, as such may be used as a trademark, service mark or trade name, individually or in combination with other names or marks of CABOT.

           CABOT & DEVICE       with or without a logo or design, block letters
                                or stylized, as such may be used as a trademark, service mark or trade name, individually or in combination with other names or marks of CABOT, as depicted in U.S. Reg. Nos. 613,329, 615,516,
                                615,689, 1,619,285, 1,827,952, and 1,833,580.

           CAB AND CABO         formatives and derivatives, with or without a
                                logo or design, block letters or stylized, as such may be used in combination with one or more prefixes, suffixes or combinations thereof.

           CABOT
           MICROELECTRONICS     with or without a logo or design, block letters
                                or stylized, as such may be used as a trademark, service mark or trade name, individually or in combination with other names or marks of CABOT.

           CAB-O-SPERSE         with or without a logo or design, block letters
                                or stylized, as such may be used as a trademark, service mark or trade name, individually or in combination with other names or marks of CABOT.

                            Schedule 2.01(e)(iii)(B)

                                Excluded Patents

The following patents are specifically excluded, as they are addressed in the Confidential Disclosure and License Agreement:

Country              Applic. No.            Filing Date              Patent No.              Grant Date
ASTL                 52010/90               21MR1990                 625980                  21MR1990
BELG                 9000319                21MR1990                 BR266/90                02JL1991
BRAZ                 PI9001302              21MR1990                 PI9001302               25NO1997
CANA                 2012719-8              21MR1990                 2012719                 08JE1999
CHIN                 90101525               21MR1990                 28833                   16OC1994
FRAN                 9003557                20MR1990                 9003557                 11FE1994
GBRI                 9006122.7              19MR1990                 2229432                 19MR1990
GERW                 P4006392.5             01MR1990
INDI                 869/MAS/89             29NO1989                 175167                  01DE1995
ITAL                 19748A90               21MR1990                 01239546                05NO1993
JAPA                 2-68568                20MR1990                 2949633                 09JL1999
KORS                 3705/1990              20MR1990                 148692                  29MY1998
MAYS                 PI9000449              21MR1990
MEXI                 19969                  20MR1990                 176811                  05DE1994
TAIW                 79100101               08JA1990                 NI-43287                02AP1991
THAI                 010174                 26JA1990                 7128                    11SE1997
USA                  07/829609              30JA1992                 5246624                 21SE1993

USA                  07/326891              1MR1989                  5116535                 26MY1992
ASTL                 52009/90               21MR1990                 631847                  21MR1990
BELG                 9000320                21MR1990                 9000320                 27AU1991
BRAZ                 PI9001239              15MR1990                 PI9001239               25NO1997
CANA                 2012718-0              21MR1990                 2012718                 03DE1996
CHIN                 90101086               28FE1990                 29805                   22JA1995
FRAN                 9003558                20MR1990                 9003558                 04FE1994
GBRI                 9006121.9              19MR1990                 2229715                 14OC1992
GERW                 P4006393.3-41          01MR1990
INDI                 912/MAS/89             11DE1989                 175056                  03NO1995
ITAL                 19747A90               21MR1990                 01241073                29DE1993
JAPA                 2-68569                20MR1990                 2935125                 04JE1999
KORS                 3706/1990              20MR1990                 145729                  06MY1998
MAYS                 PI9000448              21MR1990
MEXI                 19968                  20MR1990                 176602                  14NO1994
TAIW                 79102182               20MR1990                 NI-44248                10MY1991
THAI                 010175                 26JA1990

                            Schedule 2.01(e)(iii)(C)

                      Other Excluded Intellectual Property

         1. Dispersion Intellectual Property (as defined in the Confidential Disclosure and License Agreement) is excluded, as it is addressed in the Confidential Disclosure and License Agreement.

         2. Any Intellectual Property related to (i) treated or untreated fumed metal oxide particles or the manufacture or treatment of fumed metal oxide particles; or (ii) cesium chemicals or other products of Cabot's Performance Materials Division or the manufacture thereof; or (iii) treated or untreated aerogels, xerogels and other gel based materials or the manufacture or treatment of such particles.

                               Schedule 2.01(e)(v)

                              Other Excluded Assets

         1. Any specifications, procedures and other documentation related to the manufacture of fumed metal oxide dispersions for non-chemical mechanical planarization applications which are located in Aurora, Illinois, Barry Wales or any other facilities operated by the MMD Business.

         2. All employee confidentiality and non-disclosure agreements entered into between Cabot and employees of the MMD Business.

         3. Non-disclosure agreements entered into by Cabot Corporation with parties who work with Cabot Corporation outside of the MMD Business.

         4. The air compressor, filter and air receiver located adjacent to the leased dispersions facility in Barry, Wales.

                                  Schedule 5.04

                                   Litigation

1.       Rodel, Inc. v. Cabot Corporation, Civil Action No. 98-352 (D. Del.)

2.       Rodel, Inc. v. Cabot Corporation, Civil Action No. 99-256 (D. Del.)

3.       Cabot Corporation v. Solution Technology, Inc., Civil Action No.:
         3.96CV505-McK(WD NC).